Exhibit 99.1

Inseego Reports Third Quarter 2020 Financial Results
•Revenue increased 44% year-over-year to $90.2 million
•Achieved positive free cash flow
•Continued strong demand for 4G, 5G, and cloud products
SAN DIEGO—Nov 5, 2020—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leader in 5G and intelligent IoT device-to-cloud solutions, today reported its results for the third quarter ended September 30, 2020. The Company reported third quarter net revenue of $90.2 million, reflecting year-over-year growth of 44%, GAAP operating loss of $3.4 million, GAAP net loss of $5.4 million, GAAP net loss of $0.06 per share, adjusted EBITDA of $7.4 million and non-GAAP net income of $0.01 per share. Cash and cash equivalents at quarter end was $42.0 million.
“We had a monumental quarter with revenue over $90 million, an adjusted EBITDA of $7.4 million, and we achieved positive free cash flow. These are all major milestones that confirm the success of our turnaround and, at the same time, firmly establish that the company has entered a growth and cash generation phase,” said Inseego Chairman and CEO Dan Mondor. “Global demand for our mobile broadband and fixed wireless access products is very strong, illustrating momentum throughout our 5G portfolio. Our strategy of diversifying our customer base and recurring revenue streams will make for an exciting 2021 for the company and investors.”
Corporate Highlights
–$90.2 million revenue, up 44% year-over-year and up 12% sequentially
–$7.4 million adjusted EBITDA, up 69% year-over-year, earnings of $0.01 per share
–Operating cash flow increased to $12.0 million in the quarter and achieved positive free cash flow
–Ending cash balance of $42.0 million with zero bank debt
–Appointed Chris Lytle to Board of Directors
–Appointed new Chief Financial Officer Craig Foster
IoT & Mobile Solutions
–Q3 revenue of $77.3 million, up 62% year-over-year and up 12% sequentially
–GAAP gross margins for mobile products up 140 basis points sequentially with non-GAAP gross margins up 200 basis points sequentially
–Launched new second-generation 5G MiFi® M2000 series mobile broadband solution at Verizon and UScellular
–Added Swisscom, the largest mobile operator in Switzerland, as a new customer for the 5G MiFi M2000 on its nationwide 5G network
–Recently announced Inseego Manage™, a suite of integrated SaaS applications for enterprise and service provider customers to easily manage their LTE and 5G WAN edge through an integrated platform
–Increased subscriber base for Inseego Subscribe™ SaaS application (formerly branded DMS) by 65% quarter-over-quarter and 181% year-to-date
–Delivered historically high volumes of LTE products to meet demand for remote work and connectivity

Enterprise SaaS Solutions
–Q3 revenue of $12.9 million, up 13% sequentially and down 14% year-over-year due to COVID-related installation restrictions and foreign exchange rate headwinds
–Ctrack business seeing strong recovery in multiple geographies exiting the quarter
–Continued positive market traction with Ctrack Clarity SMB-focused application

“Our R&D investment is focused on advancing our 5G hardware offerings and integrating them with our cloud-based management platform, which will provide recurring revenue streams attached to Inseego products,” said Inseego Chief Financial Officer Craig Foster. “We continue to diversify and expand our global customer base while building performance-leading products that accelerate the adoption of 5G worldwide. Our exceptional results in the third quarter, driven by continued remote work demands and our new 5G launches, are a testament to our strong focus on the execution of this strategy.”

Conference Call Information
Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. A Q&A session with analysts will be held live directly after the prepared remarks. To access the conference call:
•Online, visit http://investor.inseego.com
•Phone-only participants can pre-register by navigating to https://dpregister.com/sreg/10149424/dbff4abdb0
•Those without internet access or unable to pre-register, may dial-in by calling:
◦In the United States, call 1-844-763-8274
◦International parties can access the call at 1-412-717-9224

An audio replay of the conference call will be available beginning one hour after the call, through November 19, 2020. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10149424 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company’s website before the conference call begins.

About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is an industry pioneer in smart device-to-cloud solutions that extend the 5G network edge, enabling broader 5G coverage, multi-gigabit data speeds, low latency and strong security to deliver highly reliable internet access. Our innovative mobile broadband, fixed wireless access (FWA) solutions, and software platform incorporate the most advanced technologies (including 5G, 4G LTE, Wi-Fi 6 and others) into a wide range of products that provide robust connectivity indoors, outdoors and in the harshest industrial environments. Designed and developed in the USA, Inseego products and SaaS solutions build on the company’s patented technologies to provide the highest quality wireless connectivity for service providers, enterprises, and government entities worldwide. www.inseego.com #Putting5GtoWork

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, the future demand for our products, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.
Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the future demand for wireless broadband access to data and asset management software and services; (2) the growth of wireless wide-area networking and asset management software and services; (3) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (5) dependence on third-party manufacturers and key component suppliers worldwide; (6) the impact that new or adjusted tariffs may have on the cost of components or our products, and our ability to sell products internationally; (7) the impact of fluctuations of foreign currency exchange rates; (8) the impact of geopolitical instability on our ability to source components and manufacture our products; (9) unexpected liabilities or expenses; (10) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (11) litigation, regulatory and IP developments related to our products or components of our products; (12) dependence on a small number of customers for a significant portion of the Company’s revenues; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; and (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives, including restructuring activities and the timing of their implementation; (15) the potential impact of COVID-19 on the business.
These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude share-based compensation expense, amortization of intangible assets purchased through acquisitions, amortization of discount and issuance costs related to the Company’s convertible senior notes and term loan, loss on debt conversion and extinguishment relating to convertible senior notes, fair value adjustments on derivative instruments, and non-recurring legal and other expenses. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions, the convertible senior notes and the term loans) and foreign currency transaction gains and losses.

Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in the Company’s stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.

The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of these non-GAAP financial measures also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

Inseego Corp.
Media Contact:
Anette Gaven
+1 (619) 993-3058
Anette.Gaven@inseego.com
or
Investor Relations Contact:
Joo-Hun Kim
MKR Group
+1 (212) 868-6760
joohunkim@mkrir.com

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenues:
IoT & Mobile Solutions	$77,342	$47,733	$189,071	$123,548
Enterprise SaaS Solutions	12,898	14,983	38,698	43,615
Total net revenues	90,240	62,716	227,769	167,163
Cost of net revenues:
IoT & Mobile Solutions	60,135	38,482	148,414	101,607
Enterprise SaaS Solutions	4,935	5,609	14,958	16,616
Total cost of net revenues	65,070	44,091	163,372	118,223
Gross profit	25,170	18,625	64,397	48,940
Operating costs and expenses:
Research and development	10,684	6,655	29,448	15,328
Sales and marketing	8,446	7,149	25,849	20,769
General and administrative	8,699	7,148	23,257	21,086
Amortization of purchased intangible assets	779	847	2,358	2,575
Total operating costs and expenses	28,608	21,799	80,912	59,758
Operating loss	(3,438)	(3,174)	(16,515)	(10,818)
Other income (expense):
Loss on debt conversion and extinguishment, net	(1,180)	—	(76,354)	—
Interest expense, net	(1,657)	(5,119)	(8,197)	(15,336)
Other income (expense), net	1,053	(307)	2,818	(66)
Loss before income taxes	(5,222)	(8,600)	(98,248)	(26,220)
Income tax provision	217	223	193	793
Net loss	(5,439)	(8,823)	(98,441)	(27,013)
Less: Net loss (income) attributable to noncontrolling interests	(3)	17	(29)	(57)
Net loss attributable to Inseego Corp.	(5,442)	(8,806)	(98,470)	(27,070)
Series E preferred stock dividends	(829)	(131)	(2,056)	(131)
Net loss attributable to common shareholders	$(6,271)	$(8,937)	$(100,526)	$(27,201)
Per share data:
Net loss per common share:
Basic and diluted	$(0.06)	$(0.11)	$(1.06)	$(0.35)
Weighted-average shares used in computation of net loss per common share:
Basic and diluted	98,016,798	79,550,445	95,136,713	77,606,317

INSEEGO CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,994	$12,074
Accounts receivable, net	38,042	19,656
Inventories, net	24,241	25,290
Prepaid expenses and other	10,962	7,117
Total current assets	115,239	64,137
Property, plant and equipment, net	13,052	10,756
Rental assets, net	5,069	5,385
Intangible assets, net	51,974	44,392
Goodwill	28,742	33,659
Right-of-use assets, net	9,279	2,657
Other assets	384	387
Total assets	$223,739	$161,373
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$51,098	$26,482
Accrued expenses and other current liabilities	23,263	17,861
DigiCore bank facilities	130	187
Total current liabilities	74,491	44,530
Long-term liabilities:
2025 Notes, net	162,839	—
2022 Notes, net	—	101,334
Term loan, net	—	46,538
Deferred tax liabilities, net	3,278	3,949
Other long-term liabilities	10,353	2,380
Total liabilities	250,961	198,731
Stockholders’ deficit:
Preferred stock	—	—
Common stock	99	82
Additional paid-in capital	706,212	584,862
Accumulated other comprehensive loss	(14,613)	(3,879)
Accumulated deficit	(718,829)	(618,303)
Total stockholders’ deficit attributable to Inseego Corp.	(27,131)	(37,238)
Noncontrolling interests	(91)	(120)
Total stockholders’ deficit	(27,222)	(37,358)
Total liabilities and stockholders’ deficit	$223,739	$161,373

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(5,439)	$(8,823)	$(98,441)	$(27,013)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,256	5,562	15,948	12,770
Provision for bad debts, net of recoveries	166	306	240	691
Provision for excess and obsolete inventory, net of recoveries	250	53	430	389
Share-based compensation expense	2,207	1,253	8,188	5,955
Amortization of debt discount and debt issuance costs	387	2,443	3,632	7,329
Fair value adjustment on derivative instrument	(546)	—	(1,372)	—
Loss on debt conversion and extinguishment, net	1,180	—	76,354	—
Deferred income taxes	100	4	110	(13)
Other	(108)	669	50	1,349
Changes in assets and liabilities:
Accounts receivable	2,433	(2,600)	(19,065)	(1,912)
Inventories	(4,803)	2,083	(2,078)	(2,525)
Prepaid expenses and other assets	1,380	(3,327)	(3,918)	(4,535)
Accounts payable	2,836	(5,026)	25,170	(8,887)
Accrued expenses, income taxes, and other	5,751	2,460	11,464	1,404
Net cash provided by (used in) operating activities	12,050	(4,943)	16,712	(14,998)
Cash flows from investing activities:
Purchases of property, plant and equipment	(2,253)	(1,196)	(5,084)	(4,169)
Proceeds from the sale of property, plant and equipment	92	—	327	454
Additions to capitalized software development costs and purchases of intangible assets	(9,579)	(7,999)	(20,216)	(16,800)
Net cash used in investing activities	(11,740)	(9,195)	(24,973)	(20,515)
Cash flows from financing activities:
Gross proceeds from the issuance of 2025 Notes	—	—	100,000	—
Payment of issuance costs related to 2025 Notes	(1,056)	—	(3,600)	—
Payoff of term loan and related extinguishment costs	—	—	(48,830)	—
Cash paid to investors in private exchange transactions	—	—	(32,062)	—
Gross proceeds received from issuance of Series E preferred stock	—	10,000	25,000	10,000
Repurchase of Series E preferred stock	—	—	(2,354)	—
Proceeds from the exercise of warrants to purchase common stock	—	—	1,861	10,639
Net repayment (borrowing) of DigiCore bank and overdraft facilities	6	(765)	110	(1,159)
Principal payments under finance lease obligations	(781)	(263)	(2,243)	(795)
Proceeds from stock option exercises and employee stock purchase plan, net of taxes paid on vested restricted stock units	1,441	(341)	2,872	257
Net cash provided by (used in) financing activities	(390)	8,631	40,754	18,942
Effect of exchange rates on cash	(26)	(877)	(2,573)	(560)
Net increase (decrease) in cash, cash equivalents and restricted cash	(106)	(6,384)	29,920	(17,131)
Cash, cash equivalents and restricted cash, beginning of period	42,100	20,329	12,074	31,076
Cash, cash equivalents and restricted cash, end of period	$41,994	$13,945	$41,994	$13,945

INSEEGO CORP.
Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2020		Nine Months Ended September 30, 2020
	Net Income (Loss)	Income (Loss) Per Share	Net Income (Loss)	Income (Loss) Per Share
GAAP net loss	$(5,439)	$(0.06)	$(98,441)	$(1.03)
Adjustments:
Share-based compensation expense(a)	2,207	0.02	8,188	0.09
Purchased intangibles amortization(b)	1,219	0.01	3,694	0.04
Debt discount and issuance costs amortization (c)	387	—	3,632	0.04
Fair value adjustment on derivative instrument (d)	(546)	—	(1,372)	(0.02)
Loss on debt conversion and extinguishment (e)	1,180	0.01	76,354	0.79
Non-recurring legal and other expenses(f)	2,347	0.03	2,347	0.03
Non-GAAP net income (loss)	$1,355	$0.01	$(5,598)	$(0.06)
(a)     Includes share-based compensation expense recorded under ASC Topic 718.
(b)    Includes amortization of intangible assets purchased through acquisitions.
(c)    Includes the debt discount and issuance costs amortization related to the 2022 Notes and 2025 Notes.
(d)    Includes the fair value adjustment related to the Company’s interest make-whole derivative instrument.
(e)    Includes the loss on debt conversion and extinguishment of the 2022 Notes.
(f) Includes non-recurring legal settlement costs and product transition costs.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended September 30, 2020
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Non-recurring legal and other expenses (c)	Non-GAAP
Cost of net revenues	$65,070	$308	$440	$997	$63,325
Operating costs and expenses:
Research and development	10,684	491	—	—	10,193
Sales and marketing	8,446	531	—	—	7,915
General and administrative	8,699	877	—	1,350	6,472
Amortization of purchased intangible assets	779	—	779	—	—
Total operating costs and expenses	$28,608	$1,899	$779	$1,350	$24,580
Total		$2,207	$1,219	$2,347
(a)    Includes share-based compensation expense recorded under ASC Topic 718.
(b)    Includes amortization of intangible assets purchased through acquisitions.
(c)    Includes non-recurring legal settlement costs and product transition costs.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Nine Months Ended September 30, 2020
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Non-recurring legal and other expenses (c)	Non-GAAP
Cost of net revenues	$163,372	$1,296	$1,337	$997	$159,742
Operating costs and expenses:
Research and development	29,448	2,292	—	—	27,156
Sales and marketing	25,849	1,810	—	—	24,039
General and administrative	23,257	2,790	—	1,350	19,117
Amortization of purchased intangible assets	2,358	—	2,358	—	—
Total operating costs and expenses	$80,912	6,892	2,358	1,350	$70,312
Total		$8,188	$3,695	$2,347
(a)    Includes share-based compensation expense recorded under ASC 718.
(b)    Includes amortization of intangible assets purchased through acquisitions.
(c)    Includes non-recurring legal settlement costs and product transition costs.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Loss before income taxes	$(5,222)	$(98,248)
Depreciation and amortization(a)	6,256	15,948
Share-based compensation expense(b)	2,207	8,188
Loss on debt conversion and extinguishment (c)	1,180	76,354
Non-recurring legal and other expenses(d)	2,347	2,347
Interest expense, net(e)	1,657	8,197
Other income, net(f)	(1,053)	(2,818)
Adjusted EBITDA	$7,372	$9,968
(a)    Includes depreciation and amortization charges, including amortization of intangible assets purchased through acquisitions.
(b)    Includes share-based compensation expense recorded under ASC Topic 718.
(c)    Includes the loss on debt conversion and extinguishment of the 2022 Notes and 2025 Notes.
(d)    Includes non-recurring legal settlement costs and product transition costs.
(e) Includes debt discount and issuance costs amortization related to the 2022 Notes and 2025 Notes.
(f)    Includes the fair value adjustment related to the Company’s interest make-whole derivative instrument, as well as foreign currency transaction gains and losses, net of the gain on the sale of certain fixed assets.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Quarterly Net Revenues by Product Grouping
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
IoT & Mobile Solutions (a)	$77,342	$69,314	$42,415	$37,325	$47,733
Enterprise SaaS Solutions	12,898	11,375	14,425	15,008	14,983
Total net revenues	$90,240	$80,689	$56,840	$52,333	$62,716

(a)    Effective in the third quarter ended on September 30, 2020, IoT & Mobile Solutions now includes the Company’s Device Management System revenue stream, rebranded as Inseego Subscribe™, and all prior period balances have been reclassified from Enterprise SaaS Solutions.